Exhibit 99.1

ACTIVCARD CORP.

STOCK OPTION GRANT AGREEMENT

PART I—NOTICE OF STOCK OPTION GRANT

Name:

Address:

You have been granted an option (the “Option”) to purchase shares of common stock of ActivCard Corp. (the “Shares”), subject to the terms and conditions of your employment agreement, dated             , (the “Employment Agreement”) and this Option Agreement. Unless otherwise defined herein or in the Employment Agreement, capitalized terms shall have the meanings set forth in the Company’s 2002 Stock Option Plan (the “Plan”) (this Option Agreement, the Plan and the Employment Agreement being hereinafter referred to collectively as the “Option Documents”). This Option is granted outside of the Plan but is nonetheless subject to all terms and provisions of the Option Documents, including those set forth in the Plan. This Option is a “nonqualified stock option,” and this is not intended as an incentive stock option under Section 422 of the Internal Revenue Code.

Date of Grant:
Vesting Commencement Date:
Exercise Price per Share:	U.S. $
Total Number of Shares Granted:
Total Exercise Price:	U.S. $
Term/Expiration Date:
Type of Option:		Non-Qualified

VESTING SCHEDULE: This Option may be exercised, in whole or in part, in accordance with the vesting schedule set forth in the Employment Agreement.

TERMINATION PERIOD: This Option may be exercised for ninety (90) days after Termination of the Optionee’s employment with the Company or the Affiliated Company, as the case may be. Upon the death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan. Except as provided in the Plan, this Option shall be exercised no later than the Term/Expiration Date as provided above.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is governed by the terms and conditions of the Option Documents. You have reviewed the Option Documents in their entirety, had the opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understand all provisions of the Option Documents. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. You further agree to notify the Company upon any change in the residence address indicated above. You acknowledge and agree that this Option and its vesting schedule does not constitute an express or implied promise of continued employment and shall not interfere in any way with your right or the Company’s right to terminate your employment as permitted under the

Employment Agreement. Further, the benefits, if any, arising from your Option, shall not form any part of their wages, pay or remuneration or count as wages, pay or remuneration for pension fund or other purposes. In no circumstances shall you on ceasing to hold your office or employment be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan, which he might otherwise have enjoyed, whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

By his/her signature below, the Optionee agrees that:

This Option is granted subject to the Optionee returning to the applicable regional Human Resources Department (i.e., either Fremont or Suresnes) this document completed and signed along with the following documents: ActivCard Corp. 2002 Stock Option Plan and the Terms and Condition (Part II), with Optionee’s initials on each page, the date and Optionee’s signature (preceded with the indicated handwritten mention) where indicated.

OPTIONEE:	FOR ACTIVCARD CORP.:

Date:	Date:

ACTIVCARD CORP.

STOCK OPTION GRANT AGREEMENT

PART II—TERMS AND CONDITIONS

1. GRANT OF OPTION. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Option Agreement (the “Optionee”), an option (the “Option”) to purchase that number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Employment Agreement and the Plan, which are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of the Employment Agreement, the terms and conditions of the Employment Agreement shall prevail.

2. EXERCISE OF OPTION

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Option Documents. In the event of Optionee’s death, Disability or other termination of Optionee’s employment, the exercisability of the Option is governed by the applicable provisions of the Option Documents.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached hereto (the “Exercise Notice”), comprising a share subscription form which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Option Documents. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Company or its designated representative or by facsimile message to be immediately confirmed by certified mail to the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes, the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

3. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee: (i) wire transfer; (ii) check; (iii) delivery of a properly executed notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or (iv) any combination of the foregoing methods of payment. In addition, the Administrator, in its sole and absolute discretion may permit exercise by such other legal method as the Administrator deems appropriate.

4. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Option Documents shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5. TERMS OF OPTION. This Option may only be exercised pursuant to the terms set forth in the Option Documents and may be exercised during such term only in accordance with the provisions of the Option Documents.

6. ENTIRE AGREEMENT; GOVERNING LAW. The Plan and the Employment Agreement are incorporated herein by reference. The Plan, the Employment Agreement and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and Optionee. This Option Agreement is governed by the laws of Delaware.

Any claim or dispute arising under the Plan or this Option Agreement shall be subject to the exclusive jurisdiction of Alameda County, California, USA.

CONSENT OF SPOUSE [TO BE SIGNED BY RESIDENTS OF JURISDICTIONS THAT RECOGNIZE COMMUNITY PROPERTY RIGHTS (e.g., California)]

The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Option Documents. In consideration of the Company’s granting his or her spouse the right to purchase Shares as set forth in the Option Documents, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of Option Documents and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned’s spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Option Documents.

Consent of spouse

Date: